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                                                                    EXHIBIT 99.2

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
                              225 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06905

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.

     The undersigned, revoking all prior proxies, hereby appoint(s) Peter P. Bassermann and Lewis D. Bakes, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock, $.01 par value per share of International Telecommunication Data Systems, Inc., a Delaware corporation ("ITDS"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of ITDS to be held at ITDS, 225 High Ridge Road, Stamford, Connecticut, on November 30, 1999 at 11:00 a.m., local time, and at any adjournment or postponement thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Attendance of the undersigned at the meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

     1. To consider and vote upon a proposal to approve and adopt an agreement and plan of merger, dated as of September 3, 1999, among Amdocs Limited, a company organized under the laws of Guernsey, Channel Islands, Ivan Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Amdocs Limited and ITDS, pursuant to which Ivan Acquisition Corp. will be merged with and into ITDS, with ITDS being the surviving corporation at which time ITDS will become a wholly-owned subsidiary of Amdocs.

     O    FOR       O    AGAINST        O    ABSTAIN

     2. To transact such other business as may properly come before the ITDS special meeting or any adjournment or postponement of the ITDS special meeting, including without limitation, potential adjournments or postponements of the ITDS special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement.

     O    FOR       O    AGAINST        O    ABSTAIN

      Mark here for address change and note below    O

     PLEASE DATE AND SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR,



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ADMINISTRATOR OR OTHER FIDUCIARY, PLEASE GIVE YOUR FULL TITLE AS SUCH.  IF A
CORPORATION, SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                       Date:___________________________________

                                        _______________________________________

                                                       (Signature)

                                        _______________________________________

                                                       (Print Name)

                                       Date:___________________________________

                                        _______________________________________

                                                       (Signature)

                                        _______________________________________

                                                       (Print Name)